EXHIBIT 99.1

Vision-Sciences, Inc. Announces Distribution Agreement With AMT Vantage Group Ltd.

Leading Medical Device Distributor to Market and Promote Vision-Sciences' Advanced, Video-Based Endoscopy Lines in Canada

ORANGEBURG, N.Y., March 5, 2009 (GLOBE NEWSWIRE) -- Vision-Sciences, Inc., (Nasdaq:VSCI) ("Vision-Sciences"), announced today that it executed a distribution agreement with AMT Vantage Group Ltd. ("AMT") making AMT the exclusive marketing and distribution partner for the company's new line of advanced, video-based flexible endoscopes and EndoSheath(r) technology for the urology and gastroenterology markets in Canada.

Under the agreement, AMT will have exclusive marketing and distribution rights for the complete Vision-Sciences' line of flexible cystoscopes, including the new CST-5000 flexible video cystoscopy system. Additionally, as part of the agreement, AMT will also have the rights to distribute the TNE-5000 transnasal esophagoscopy system to the gastroenterology market.

"We are very excited to expand our reach and opportunities in the Canadian market," stated Ron Hadani, President and Chief Executive Officer of Vision-Sciences. "We truly believe that EndoSheath(r) Endoscopy can offer Canada's physicians an innovative, safe, and efficient option in providing the best endoscopic care for their patients."

The new high performance Vision-Sciences "5000 Series" digital endoscopes utilize the proprietary, innovative EndoSheath(r) technology. Unlike conventional endoscopes, Vision-Sciences' endoscopes do not contain difficult-to-clean operating channels. Instead, the endoscopes integrate with the disposable, sterile EndoSheath(r) technology, which provides a single-use, durable barrier and operative channel that prevents patient tissue and organic matter from coming into contact with any part of the reusable endoscope.

EndoSheath(r) Endoscopy eliminates the need for elaborate high-level disinfection routines between each procedure, permitting rapid equipment turnover and "always ready" equipment. This limits capital investment for additional endoscope inventory, reduces staff and patient exposure to toxic chemicals, and dramatically lowers repair and maintenance costs.

"We are proud to introduce this innovative solution to our customers in Canada. We look forward to demonstrating the unique advantages this system provides Canadian Urologists, Gastroenterologists, and their patients," stated Bill Roberts, Managing Director of AMT.

About AMT Vantage Group:

AMT Vantage Group Ltd. distributes endoscopic instruments and electrosurgical systems to Operating Rooms and Endoscopy and Cystoscopy suites in Hospitals across Canada. With 26 direct representatives coast to coast, AMT has developed a strong reputation for providing a high level of service and support for physicians, nurses and hospital support staff over its 18 year history in Canada.

About Vision-Sciences:

Vision-Sciences, Inc. (Nasdaq:VSCI) develops, manufactures and markets unique flexible endoscopic products for the urology, gastroenterology, pulmonology and ENT markets, utilizing the proprietary sterile disposable EndoSheath(r) Technology. This technology provides quick and efficient equipment turnover, and ensures the patient a contaminant-free endoscope insertion.

The Vision-Sciences, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3876

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management "believes," "expects," "allows", "anticipates," or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risk factors are detailed in our most recent annual report and other filings with the SEC.

Vision Sciences(r) and Slide-On(r) EndoSheath(r) are registered trademarks owned by Vision-Sciences, Inc.

CONTACT:  Vision-Sciences, Inc.
          Christian Escobar, Marketing Director
          845-365-0600